UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2013

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The response to Item 2.01 below is included and incorporated by reference in its entirety.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On October 2, 2013, Cubic Energy, Inc. (“Cubic” or the “Company”) consummated the following transactions.

Formation of New Subsidiaries

The Company approved the formation and capitalization of two new, wholly owned direct subsidiaries (Cubic Asset Holding, LLC, a Delaware limited liability company (“Cubic Asset Holding”), and Cubic Louisiana Holding, LLC, a Delaware limited liability company (“Cubic Louisiana Holding”)) and two new, wholly owned indirect subsidiaries (Cubic Asset LLC, a Delaware limited liability company and a direct subsidiary of Cubic Asset Holding (“Cubic Asset”), and Cubic Louisiana, LLC, a Delaware limited liability company and a direct subsidiary of Cubic Louisiana Holding (“Cubic Louisiana”)).

Senior Secured Notes Financing

The Company entered into a Note Purchase Agreement dated October 2, 2013 (the “Note Purchase Agreement”), pursuant to which the Company issued an aggregate of $66.0 million of senior secured notes due October 2, 2016 (the “Notes”) to certain purchasers.  The Notes bear interest at the rate of 15.5% per annum, in cash, payable quarterly; provided, however, that interest for the first six months following the closing shall be paid 7.0% per annum in cash and 8.5% per annum in additional Notes.  The indebtedness under the Note Purchase Agreement is secured by substantially all of the assets of the Company, including a first priority lien over all of the assets of the Company, Cubic Asset and Cubic Asset Holding and a second priority lien over all of the assets of Cubic Louisiana and Cubic Louisiana Holding.

Issuance of Warrants and Series C Preferred Stock

Pursuant to the terms of a Warrant and Preferred Stock Agreement, dated as of October 2, 2013 (the “Warrant and Preferred Stock Agreement”), and in connection with the issuance and sale of the Notes under the Note Purchase Agreement, the Company issued certain warrants and shares of Series C Voting Preferred Stock, par value $0.01 per share (the “Series C Voting Preferred Stock”), to certain purchasers of the Notes and their affiliates (the “Investors”).  The Company issued warrants exercisable for (a) an aggregate of 65,834,549 shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), at an exercise price of $0.01 per share (the “Class A Warrants”), and (b) an aggregate of 32,917,274 shares of Common Stock, at an exercise price of $0.50 per share (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”).

The Company also issued an aggregate of 98,751.823 shares of Series C Voting Preferred Stock to the Investors.  The holders of the Series C Voting Preferred Stock are entitled to vote, together with holders of Common Stock, as a single class with respect to all matters presented to holders of Common Stock of the Company.  The holders of Series C Voting Preferred Stock are entitled, in the aggregate, to a number of votes equal to the number of shares of Common Stock that would be issuable upon the exercise of all outstanding Warrants on a Full Physical Settlement basis (as defined in the Warrant and Preferred Stock Agreement).  The holders of Series C Voting Preferred Stock are not entitled to receive any dividends from the Company.  Shares of the Series C Voting Preferred Stock have a stated value of $0.01 per share and may be redeemed at the option of the holders thereof at any time.

Investment Agreement and Voting Agreement

In connection with entering into the Note Purchase Agreement and the Warrant and Preferred Stock Agreement, the Company entered into an Investment Agreement, dated as of October 2, 2013, with the Investors, pursuant to which the Investors have the right to designate three members (subject to adjustment for changes in board size) for election or appointment to the Company’s board of directors and certain information rights, veto rights, pre-emptive rights and sale rights, among others.

The Investors and Calvin A. Wallen, III, the Company’s Chairman, President and Chief Executive Officer, also entered into a Voting Agreement, dated as of October 2, 2013 (the “Voting Agreement”), pursuant to which Mr. Wallen has agreed to vote shares of voting securities of the Company beneficially owned by him in favor of the Investors’ designees to the board of directors of the Company and with the Investors in connection with certain other matters.  Mr. Wallen has also agreed not to transfer shares of voting securities of the Company beneficially owned by him unless certain conditions specified in the Voting Agreement are satisfied.

Registration Rights Agreement

In connection with entering into the Note Purchase Agreement and the Warrant and Preferred Stock Agreement, the Company entered into a Registration Rights Agreement, dated as of October 2, 2013, with the Investors, providing for, among other things, the registration of shares of Common Stock issuable upon exercise of the Warrants with the Securities and Exchange Commission.

Commodity Transaction

The Company, through its subsidiary Cubic Asset, also entered into a Call Option Structured Derivative payment with a third party that resulted in an upfront payment at closing of approximately $35,000,000.  In addition, this third party has entered into agreements with Cubic Asset and Cubic Louisiana contemplating the hedging of hydrocarbons.  This third party will have a junior lien position on both the assets of Cubic Asset and Cubic Louisiana.

Wells Fargo Debt Restructuring

Cubic Louisiana and Wells Fargo Energy Capital, Inc. (“WFEC”) entered into an Amended and Restated Credit Agreement dated October 2, 2013 (the “Credit Agreement”).  In conjunction with entering into the Credit Agreement, the Company assigned all of its previously held oil and gas interests that it held in Northwest Louisiana to Cubic Louisiana (the “Legacy Louisiana Assets”).  Pursuant to the terms of the Credit Agreement, the Company repaid the $5 million term loan payable to WFEC, and Cubic Louisiana assumed the remaining unpaid debt to WFEC, which amount was $20,865,110 as of that date.  That debt is reflected in a term loan bearing interest at the higher of (i) the Wells Fargo Bank prime rate, plus 2%, per annum and (ii) the Federal Funds Rate, plus 1%, per annum.  In the event that Cubic Louisiana does not have available cash to pay interest on the Credit Facility, accrued and unpaid interest will be paid in kind via an additional promissory note.  As part of the Credit Agreement, WFEC is providing a revolving credit facility in the amount of up to $10,000,000, bearing interest at the same rate, with all advances under that revolving credit facility to be made in the sole discretion of WFEC.  The indebtedness to WFEC pursuant to the Credit Agreement is secured by a first priority lien over all of the assets of Cubic Louisiana and Cubic Louisiana Holdings.  The other oil and gas properties of Cubic and its other subsidiaries, including the assets acquired from Gastar, Navasota and Tauren, as described below, do not secure the indebtedness under the Credit Agreement.

Acquisition of Properties from Gastar

The Company consummated the transactions contemplated by the previously announced Purchase and Sale Agreement dated as of April 19, 2013 (the “Gastar Agreement”) with Gastar Exploration Texas, LP (“GETLP”) and Gastar Exploration USA, Inc.  Pursuant to the Gastar Agreement, the Company acquired proven reserves, oil & natural gas production and undeveloped leasehold interests in Leon and Robertson Counties, Texas.  The acquired properties include approximately 17,400 net acres of leasehold interests.  The acquisition price paid by the Company at closing was $39,118,830, following various adjustments set forth in the Gastar Agreement, and including the various deposits paid prior to the closing date.  For purposes of allocating revenues and expenses and capital costs between GETLP and Cubic, the transaction was effective as of January 1, 2013.

Acquisition of Properties from Navasota

On September 27, 2013, the Company entered into a Purchase and Sale Agreement (the “Navasota Agreement”) with Navasota Resources Ltd., LLP (“Navasota”).  On October 2, 2013, pursuant to the Navasota Agreement, the Company acquired proven reserves, oil & natural gas production and undeveloped leasehold interests in Leon and Robertson Counties, Texas.  The leasehold interests acquired from Navasota generally consist of additional fractional interests in the properties acquired pursuant to the Gastar Agreement, comprising approximately 6,400 net acres.  The acquisition price paid by the Company was $19,400,000.

Acquisition of Properties from Tauren

The Company entered into and consummated the transactions contemplated by a Purchase and Sale Agreement dated as of October 2, 2013 (the “Tauren Agreement”) with Tauren Exploration, Inc., an entity controlled by the Company’s Chairman, President and Chief Executive Officer, Calvin A. Wallen, III.  Pursuant to the Tauren Agreement, the Company acquired well bores, proven reserves, oil & natural gas production and undeveloped leasehold interests in the Cotton Valley formation in De Soto and Caddo Parishes, Louisiana.  The acquired properties include approximately 5,600 net acres of leasehold interests.  The acquisition price paid by the Company was $4,000,000 in cash and 2,000 shares of the Company’s Series B Convertible Preferred Stock with an aggregate stated value of $2,000,000.  The Tauren Agreement was unanimously approved by the Company’s board of directors, excluding Mr. Wallen.  In addition, the Company obtained an opinion from Blackbriar Advisors, LLC, which concluded that the terms of the Tauren Agreement were fair, from a financial perspective, to the Company.

Conversion of Wallen Note and Series A Convertible Preferred Stock into Series B Convertible Preferred Stock

The Company entered into and consummated the transactions contemplated by a Conversion and Preferred Stock Purchase Agreement dated as of October 2, 2013 (the “Conversion Agreement”) with Mr. Wallen and Langtry Mineral & Development, LLC, an entity controlled by Mr. Wallen.  Pursuant to the terms of the Conversion Agreement, (a) Langtry was issued 12,047 shares of Series B Convertible Preferred Stock, with an aggregate stated value of $12,047,000, in exchange for the cancellation of all of the issued and outstanding shares of Series A Convertible Preferred Stock held by Langtry and (b) Mr. Wallen was issued 2,115 shares of Series B Convertible Preferred Stock, with an aggregate stated value of $2,115,000, in exchange for the cancellation of a promissory note payable to Mr. Wallen in the principal amount of $2,000,000, plus $114,986 of accrued and unpaid interest.

The Series B Convertible Preferred Stock is entitled to dividends at a rate of 9.5% per annum and, subject to certain limitations, is convertible into the Common Stock at an initial conversion price of $0.50 per share of Common Stock. The holders of the Series B Convertible Preferred Stock are entitled to vote (on an as-converted basis), together with holders of Common Stock, as a single class with respect to all matters presented to holders of Common Stock.

Additional Information

The foregoing summary of the various agreements and the transactions does not purport to be complete and are subject to, and qualified in their entirety by, the full text of the various agreements that are filed as exhibits hereto and incorporated herein by reference.  Such agreements have been attached to provide investors with information regarding their various terms.  They are not intended to provide any other factual information about the Company or the assets subject to any of such agreements.  Such agreements contain representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates.  The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules issued in connection with such agreements.  For the foregoing reasons, shareholders and investors should not rely on such representations and warranties as characterizations of statements of factual information at the time they were made or otherwise.

Item 3.02                                           Unregistered Sales of Equity Securities.

Series B Preferred Stock

The response to this Item is included in Item 2.01 above and is incorporated herein by reference in its entirety. The shares of Series B Convertible Preferred Stock were issued by the Company in reliance upon an exemption from registration set forth in Regulation D under and/or Section 4(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.

Warrants and Series C Preferred Stock

The response to Item 2.01 above is included and incorporated by reference in its entirety.  The Warrants and shares of Series C Voting Preferred Stock were issued by the Company in reliance upon an exemption from registration set forth in Regulation D under and/or Section 4(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.

Item 5.01                                           Changes in Control of Registrant.

The response to this Item is included in Item 2.01 above and is incorporated herein by reference in its entirety.  As a result of these transactions, including entering into the Voting Agreement described above, as of October 2, 2013, the Investors and Mr. Wallen, collectively, have beneficial ownership of approximately 71.40% of the securities of the Company that are entitled to vote, generally, with respect to matters submitted to the holders of the Common Stock.  Accordingly, the Investors and Mr. Wallen may be deemed to have acquired control of the Company.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 2, 2013, the Company filed a Certificate of Designations Establishing a Series of Preferred Stock (Series B Convertible Preferred Stock) with the Secretary of State of Texas for the purpose of establishing the Series B Convertible Preferred Stock.  The Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K.

On October 2, 2013, the Company filed a Certificate of Designations Establishing a Series of Preferred Stock (Series C Voting Preferred Stock) with the Secretary of State of Texas for the purpose of establishing the Series C Voting Preferred Stock. The Certificate of Designations is filed as Exhibit 3.2 to this Current Report on Form 8-K,

Item 7.01                                           Regulation FD Disclosure.

On October 1, 2013, and October 2, 2013 the Company issued press releases announcing the consummation of the foregoing transactions, which are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1 and Exhibit 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Forward Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include statements regarding expectations as to the completion of the transactions contemplated by the Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements.  Such risks include, but are not limited to, the ability of the parties to the Agreement to satisfy the conditions to closing specified in the Agreement.  More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended June 30, 2012, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission.  The Company does not undertake an obligation to update forward-looking statements.

Item 9.01                                           Exhibits and Financial Statements.

(a)                                 Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) are currently being prepared.  The Company will file the required financial statements under cover of Form 8-K/A as soon as practicable but not later than December 18, 2013, which is 71 calendar days after the latest date on which an initial Current Report on Form 8-K is required to be filed with respect to the consummation of the transactions described herein.

(b)                                 Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared.  The Company will file the required financial statements under cover of Form 8-K/A as soon as practicable but not later than December 18, 2013, which is 71 calendar days after the latest date on which an initial Current Report on Form 8-K is required to be filed with respect to the consummation of the transactions described herein.

(d)                                 Exhibits

2.1	Purchase and Sale Agreement, dated as of April 19, 2013, by and among Cubic Energy, Inc., Gastar Exploration Texas, LP and Gastar Exploration USA, Inc.*

2.2	Purchase and Sale Agreement, dated as of September 27, 2013, by and among Cubic Energy, Inc. and Navasota Resources Ltd., LLP**

2.3	Purchase and Sale Agreement, dated as of October 2, 2013, by and among Cubic Energy, Inc. and Tauren Exploration, Inc.**

3.1	Certificate of Designations Establishing a Series of Preferred Stock (Series B Convertible Preferred Stock) of Cubic Energy, Inc. filed with the Secretary of State of Texas on October 2, 2013

3.2	Certificate of Designations Establishing a Series of Preferred Stock (Series C Voting Preferred Stock) of Cubic Energy, Inc. filed with the Secretary of State of Texas on October 2, 2013

10.1

Note Purchase Agreement (15.5% Senior Secured First Lien Notes due 2016), dated as of October 2, 2013, among the Company, each guarantor listed on Schedule I thereto, and each other guarantor from time to time party thereto, certain note purchasers, and Wilmington Trust National Association, as noteholder agent, the Company Collateral Agent, the New Asset Collateral Agent and the Old Asset Collateral Agent (each such terms, as defined therein)

10.2	Form of Series A Note

10.3	Form of Series B Note

10.4	Amended and Restated Credit Agreement by and between Cubic Louisiana, LLC and Wells Fargo Energy Capital, Inc., dated as of October 2, 2013

10.5	Registration Rights Agreement, dated as of October 2, 2013, by and among Cubic Energy, Inc. and the Investors.

10.6	Investment Agreement, dated as of October 2, 2013, by and among Cubic Energy, Inc. and the Investors.

10.7	Warrant and Preferred Stock Agreement, dated as of October 2, 2013, by and among Cubic Energy, Inc. and the Investors.

10.8	Form of Class A Warrant

10.9	Form of Class B Warrant

10.10	Conversion and Preferred Stock Purchase Agreement, dated as of October 2, 2013, by and among Cubic Energy, Inc., Langtry Mineral & Development, LLC and Calvin A. Wallen, III

99.1	Press release, dated October 1, 2013

99.2	Press release, dated October 2, 2013

*                              Incorporated by reference to the Company’s Current Report on Form 8-K, filed on April 24, 2013 and the exhibits thereto.

**                       Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2013	CUBIC ENERGY, INC.

	By:	/s/ Jon S. Ross
Jon S. Ross, Secretary